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                            SCHEDULE 14-A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                              (Amendment No. ____)

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[ ]   Preliminary Proxy Statement
[ ]   Confidential, For Use of the Commission Only
      (as permitted by Rule 14a-6(e)(2))
[ ]   Definitive Proxy Statement
[ ]   Definitive Additional Materials
[X]   Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12

                         FIRST SOUTHERN BANCSHARES, INC.
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                (Name of Registrant as Specified In Its Charter)

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     (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]   No fee required
[ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

      1)    Title of each class of securities to which transaction applies:

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      2)    Aggregate number of securities to which transaction applies:

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      3)    Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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      4)    Proposed maximum aggregate value of transaction:

            --------------------------------------------------------------------
      5)    Total fee paid:

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[ ]   Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1)   Amount Previously Paid:

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      2)   Form, Schedule or Registration Statement No.:

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      3)   Filing Party:

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      4)   Date Filed:

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                           [FIRST SOUTHERN LETTERHEAD]





                                  July __, 2004


Dear Fellow Stockholder:

For your information, enclosed is a copy of a recent press release announcing that the Board of Directors of First Southern Bancshares, Inc. has approved proceeding with a proposed "going private" transaction. As a result of the transaction, First Southern will be able to deregister its common stock with the Securities and Exchange Commission ("SEC") and, therefore, cease filing public reports with the SEC.

As stated in the press release, detailed information regarding the proposed going private transaction will be forthcoming, primarily in the form of a proxy statement that will be sent to all First Southern stockholders for the purpose of soliciting their votes in favor of the transaction. Among other closing conditions, stockholders must approve the transaction before it may be completed.

Please contact either Jack Johnson or Rod Schlosser with any questions you have at this time.

Sincerely,


-------------------
B. Jack Johnson
President and Chief Executive Officer



-------------------
J. Acker Rogers
Chairman

Enclosure






THE LEGENDS APPEARING IN ITALICS AT THE END OF THE ENCLOSED PRESS RELEASE APPLY TO THIS LETTER AS IF THEY APPEARED HEREON.




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PRESS RELEASE



FIRST SOUTHERN BANCSHARES ANNOUNCES PROPOSED GOING PRIVATE TRANSACTION

Florence, AL. - July 8, 2004 - First Southern Bancshares, Inc. (FSTH.OB) (the "Company"), the holding company for First Southern Bank (the "Bank"), announced today that the Company's Board of Directors has approved proceeding with a proposed going private transaction by merging the Company with a newly formed subsidiary of the Company. The proposed transaction would reduce the number of stockholders of record from approximately 950 to less than 200. Following the proposed merger, the surviving entity would continue operations of the Company as a privately held corporation that would not be required to file periodic public reports with the Securities and Exchange Commission (the "SEC").

The terms of the proposed merger are expected to provide that each stockholder of record of the Company holding less than 2,000 common shares will receive cash for its shares at a price equal to the fair value per share of the common stock, which price the Board of Directors will establish based on an independent valuation by a qualified valuation firm and other factors. Each stockholder of record owning 2,000 or more common shares will continue to hold the same number of shares of the surviving corporation after the merger and will not receive any cash for its shares. All preferred stockholders will also receive cash for their shares at a price equal to the fair value per share of the preferred, which price the Board of Directors will establish based on an independent valuation by a qualified valuation firm and other factors.

The Board of Directors believes that there are a number of advantages of going private, including relief from the significant burden and costs associated with regulatory and reporting requirements and the future potential to elect S Corporation status to reduce corporate income tax liability.

The Company intends to finance the proposed merger with a combination of equity and debt financing. Debt financing may be in the form of a debt instrument issued by the Company or a third party loan. To date, the Company has not determined which type of debt financing it will use, nor has it secured a loan commitment from a third party. The Company also intends to offer shares of common stock primarily to certain accredited investors in a private offering. Although the Company has no purchase commitments at this time, it anticipates that certain directors and executive officers of the Company may purchase shares in the private offering. If, as a result of any such purchase, a director or executive officer would acquire beneficial ownership of more than 10% of the Company's outstanding common shares, such person would be required to obtain the consent of the Federal Reserve before purchasing the shares.

Consummation of the proposed going private transaction is conditioned upon the filing of the requisite reports with the SEC, review by and consent of the Federal Reserve, approval of the Company's stockholders, the sale of stock in the private offering, and other conditions. Therefore, there is no assurance that the transaction will be consummated on the terms described in this press release or at all.

Stockholders of record who presently hold more than 2,000 or more common shares and who do not want to remain stockholders after the going private transaction, or stockholders of record who presently hold less than 2,000 common shares and want to remain stockholders after the transaction, should consider adjusting their holdings before the closing date of the transaction. If all closing conditions described above are fulfilled timely, the Company expects to close the transaction during the fourth quarter of 2004. The Company is not providing any recommendation as to whether a stockholder should buy or sell their common shares should a stockholder decide to adjust its common stock holdings.



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The Company is headquartered in Florence, Alabama, and the Bank operates through its main/executive office in Florence and two full-service offices in Killen and Muscle Shoals.

                                      # # #

THIS PRESS RELEASE MAY CONTAIN "FORWARD-LOOKING STATEMENTS" AS DEFINED UNDER THE FEDERAL SECURITIES LAWS. THESE FORWARD-LOOKING STATEMENTS ARE SUBJECT TO NUMEROUS ASSUMPTIONS, RISKS AND UNCERTAINTIES BECAUSE OF THE POSSIBILITY OF CHANGES IN UNDERLYING FACTORS AND ASSUMPTIONS. ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE CONTAINED OR IMPLIED BY SUCH FORWARD-LOOKING STATEMENTS FOR A VARIETY OF FACTORS INCLUDING, AMONG OTHERS: THE ABILITY OF THE COMPANY AND OTHERS TO OBTAIN VARIOUS REGULATORY APPROVALS/CONSENTS TO PROCEED WITH THE PROPOSED TRANSACTION; THE ABILITY OF THE COMPANY TO OBTAIN SHAREHOLDER APPROVAL OF THE PROPOSED TRANSACTION; AND THE ABILITY OF THE COMPANY TO SUCCESSFULLY COMPLETE THE PROPOSED PRIVATE OFFERING. BECAUSE OF THE RISKS AND UNCERTAINTIES INHERENT IN FORWARD-LOOKING STATEMENTS, READERS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THEM. WHETHER INCLUDED IN THIS PRESS RELEASE OR MADE ELSEWHERE FORM TIME TO TIME BY THE COMPANY OR ON ITS BEHALF, EXCEPT AS MAY BE REQUIRE BY APPLICABLE LAW OR REGULATION, THE COMPANY ASSUMES NO OBLIGATION TO UPDATE ANY FORWARD-LOOKING STATEMENTS.

THE COMPANY WILL FILE A PROXY STATEMENT AND OTHER RELEVANT DOCUMENTS CONCERNING THE PROPOSED GOING PRIVATE TRANSACTION WITH THE SEC. INVESTORS ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. INVESTORS WILL BE ABLE TO OBTAIN THESE DOCUMENTS FREE OF CHARGE AT THE SEC'S WEB SITE (WWW.SEC.GOV). IN ADDITION, DOCUMENTS THAT THE COMPANY FILES WITH THE SEC WILL BE AVAILABLE FREE OF CHARGE FROM THE COMPANY, ATTENTION: RODERICK V. SCHLOSSER, EXECUTIVE VICE PRESIDENT, 102 SOUTH COURT STREET, FLORENCE, AL 35630.

THE DIRECTORS, EXECUTIVE OFFICERS AND CERTAIN OTHER MEMBERS OF MANAGEMENT OF THE COMPANY MAY BE SOLICITING PROXIES IN FAVOR OF THE PROPOSED GOING PRIVATE TRANSACTION FROM THE COMPANY'S SHAREHOLDERS. FOR INFORMATION ABOUT THESE DIRECTORS, EXECUTIVE OFFICERS AND MEMBERS OF MANAGEMENT, PLEASE REFER TO THE COMPANY'S ANNUAL REPORT ON FORM 10-KSB FOR THE FISCAL YEAR ENDED DECEMBER 31, 2003, WHICH IS AVAILABLE AT THE SEC'S WEBSITE (WWW.SEC.GOV) AND FROM THE COMPANY AT THE ADDRESS PROVIDED IN THE PRECEDING PARAGRAPH.

THIS PRESS RELEASE IS NOT AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY COMMON STOCK.

CONTACT:

First Southern Bancshares, Inc.
Roderick V. Schlosser, Executive Vice President
(256) 718-4206